UNITED STATES

                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT






        Pursuant to Section 13 OR  15(d)  of The Securities Exchange Act of
        1934


        Date of Report (Date  of  earliest  event reported) With respect to
        Item 5. - July 29, 1994.  With respect to Item 4. - August 1, 1994.




                           MAXICARE HEALTH PLANS, INC.
               (Exact name of registrant as specified in its charter)




                 Delaware                0-12024           95-3615709
        (Name or other jurisdiction    (Commission      (IRS Employer
            of incorporation)          File Number)     Identification No.)



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          1149 South Broadway Street, Los Angeles, California    90015
          (Address of principal executive offices)             (Zip Code)




        Registrant's telephone number, including area code  (213) 765-2000




                              Exhibit Index at 5 of 6

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        Item 4.  Changes in Registrant's Certifying Accountants.

            (a)  Previous independent accountants

                 On August 1, 1994 Maxicare Health Plans, Inc. ("Maxicare") dismissed Price Waterhouse as its independent accountants.

                 The reports of Price Waterhouse on the consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                 Maxicare's Audit Committee participated in and approved the decision to change independent accountants.

                 In connection with its audits for the two most recent years and through August 1, 1994, there have been no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Price Waterhouse, would have caused them to make reference to the subject matter of the disagreements(s) in connection with their reports.

                 Maxicare has requested that Price Waterhouse furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 5, 1994 is filed as Exhibit 16 to this Form 8-K.

            (b)  New independent accountants

                 Maxicare engaged  Ernst  &  Young  as  its new independent
                 accountants as of August  5,  1994.    During the two most
                 recent fiscal years and through August 1, 1994 Maxicare has not consulted with Ernst & Young regarding the
                 application  of  accounting   principles  to  a  specified
                 transaction, either completed or  proposed; or the type of
                 audit  opinion  that  might   be  rendered  on  Maxicare's
                 financial statements, and neither a written report was provided to Maxicare nor oral advice provided that Ernst & Young concluded was an important factor considered by Maxicare in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that
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                 was either the subject  of  a  disagreement (as defined in
                 Regulation  S-K   Item   304(a)(1)(iv)   and  the  related
                 instructions to this item) or a reportable event (as described in Regulation S-K Item 304(a)(1)(v)).

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
        Item 5.  Other Events

                 Maxicare Health Plans, Inc. realized net proceeds of approximately $4.2 million from the exercise of outstanding warrants in connection with its previously announced warrant redemption which was consummated on July 29, 1994. Prior to the redemption there were approximately 555,000 warrants outstanding. In accordance with the terms of the Warrant Agreement, approximately 420,000 of the Company's warrants were exercised at $9.98 per warrant. All former warrant holders who did not exercise their warrants are entitled to receive the redemption price of $.05 per share upon tender of their certificates to the warrant agent, American Stock Transfer & Trust Company.















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
                                    SIGNATURES




             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      Maxicare Health Plans, Inc.
                                            (Registrant)


        August 5, 1994                By  /s/ EUGENE L. FROELICH
                                         Eugene L. Froelich
                                         Chief Financial Officer
                                         and Executive Vice President -
                                         Finance and Administration

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
                                  INDEX TO EXHIBITS



        Exhibit                                                 Sequential
        Number    Description                                   Page Number

          16      Letter re change in certifying accountant      6 of 6



















                                       5 of 6